NICHOLAS LIMITED EDITION, INC.

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of Nicholas Limited Edition, Inc. constitutes and appoints Jennifer R. Kloehn, her true and lawful attorney-in-fact and agent, for her and in her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Form N-1A Registration Statement of Nicholas Limited Edition, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Date: February 4, 2022	/s/ Julie M. Van Cleave
Julie M. Van Cleave